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                                                       REGISTRATION NO. 333-9627
                    PRELIMINARY COPY; FOR INFORMATION OF THE
                    SECURITIES AND EXCHANGE COMMISSION ONLY
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1993
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                             DATAPOINT CORPORATION
             (Exact name of registrant as specified in its charter)

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
              DELAWARE                                3571                               74-1605174
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)
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                               4 RUE D'AGUESSEAU
                              75008 PARIS, FRANCE

                              8410 DATAPOINT DRIVE
                         SAN ANTONIO, TEXAS 78229-8500
             (Address of principal executive offices and zip code)

                                (33-1) 4007 3737
                                 (210) 593-7000
              (Registrant's telephone number, including area code)

                               GERALD N. AGRANOFF
                       VICE PRESIDENT AND GENERAL COUNSEL
                             DATAPOINT CORPORATION
                              8410 DATAPOINT DRIVE
                         SAN ANTONIO, TEXAS 78229-4500
                                 (210) 593-7000
 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)
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                                WITH A COPY TO:

                              Selig D. Sacks, Esq.
                        Pryor, Cashman, Sherman & Flynn
                                410 Park Avenue
                            New York, New York 10022
                                 (212) 421-4100
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 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
     UPON CONSUMMATION OF THE TRANSACTIONS DESCRIBED IN THE ENCLOSED PROXY
                             STATEMENT-PROSPECTUS.
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    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box / /
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                        CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED MAXIMUM  PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE      AGGREGATE         AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED        PER UNIT       OFFERING PRICE   REGISTRATION FEE
Common Stock, par value $.25 per share......     6,071,182                                          $1,425.00 (1)(2)
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(1) Pursuant to Rule 457(f)(1), the registration fee has been calculated on the basis of the market value of the $1.00 Exchangeable Preferred Stock, $20.00 liquidation preference per share, to be received by the Registrant in the
    Exchange Offer (as defined herein), assuming that all outstanding shares of the $1.00 Preferred Stock are tendered in the Exchange Offer. Pursuant to
    Rule 457(c), the market value of the $1.00 Exchangeable Preferred Stock was based upon the average of the high and low prices reported in the consolidated reporting system as of July 31, 1996.

(2) Previously paid by the Registrant on August 6, 1996 in connection with the initial filing of this Registration Statement on Form S-4.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGES COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                                                       TOTAL NUMBER OF PAGES:
                                          EXHIBIT INDEX FOUND ON PAGE NUMBER:

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    This Amendment No. 1 amends and supplements the Proxy Statement/Prospectus on Form S-4 which relates to the offer by Datapoint Corporation (the "Company") to exchange for each share of its Preferred Stock, par value $0.25 per share,
3.25 shares of the Common Stock (collectively, the "Shares"), of Datapoint Corporation upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus dated August 7, 1996 (the "Proxy Statement/Prospectus") and in the related Letter of Transmittal for the $1.00 Exchangeable Preferred Stock of the Company.

ITEM 21  EXHIBITS AND FINANCIAL STATEMENTS

    Item 21 is hereby amended by deleting the references to Exhibits (c)(1) and
(c)(2) set forth therein and substituting in lieu thereof the following:

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
*(c)(1)    Analysis of Corporate Capital Consultants, Inc. contained in a presentation to the Independent Committee of Datapoint Corporation dated
           July 24, 1996.
*(c)(2)    Analysis of Patricof & Co. Capital Corp. contained in a presentation to the Board of Directors of Datapoint Corporation.
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* Confidential treatment requested pursuant to Rule 24b-2
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                                   SIGNATURES

    After due inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: August 14, 1996

                                                DATAPOINT CORPORATION
                                            By:
                                            ------------------------------------
                                              Gerald N. Agranoff
                                              Vice President and General Counsel
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                                 EXHIBIT INDEX

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EXHIBIT                                            EXHIBIT NAME                                          PAGE NO.
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
*21(c)(1)   Analysis of Patricof & Co. Capital Corp. contained in a presentation to the Board of
            Directors of Datapoint Corporation dated July 24, 1996.
*21(c)(2)   Analysis of Corporate Capital Consultants, Inc. contained in a presentation to the
            Independent Committee of Datapoint Corporation dated July 24, 1996.
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* Confidential treatment requested pursuant to Rule 24b-2